UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 7, 2014

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 7, 2014, ExpressJet Airlines, Inc. (“ExpressJet”), a wholly-owned subsidiary of SkyWest, Inc. (the “Company”), and United Airlines, Inc. (“United”) entered in an Amended and Restated Capacity Purchase Agreement (the “Capacity Purchase Agreement”) whereby ExpressJet has agreed to provide regional airline service in the United flight system.

The Capacity Purchase Agreement is effective July 1, 2014 and terminates December 31, 2017, subject to early termination by United or ExpressJet upon the occurrence of certain events.  United’s termination rights include, but are not limited to, the right to terminate the Capacity Purchase Agreement if ExpressJet’s performance falls below identified standards (and such failure is not cured within 60 days following receipt of notice), upon the occurrence of a labor strike lasting for 15 days, and material defaults under certain lease agreements relating to aircraft operated by ExpressJet under the Capacity Purchase Agreement (provided that such material default is not cured within 60 days following receipt of notice).  ExpressJet’s termination rights include, but are not limited to, the right to terminate the Capacity Purchase Agreement if United fails to make payment of $500,000 or more due to ExpressJet under the Capacity Purchase Agreement and such failure is not cured within five business days following receipt of notice.  If the Capacity Purchase Agreement is terminated, the Capacity Purchase Agreement generally provides for a wind-down of the operations of ExpressJet for United over a period not to exceed 60 months.  Effective January 1, 2018, United has the right to extend the term for a 12 month period for a certain number of aircraft upon 180 days written notice.  United also has the right to extend the term for a second 12-month period upon 180 days written notice.

Under the terms of the Capacity Purchase Agreement, ExpressJet operates 241 aircraft in the United flight system.  All of the aircraft are leased to ExpressJet by United pursuant to sublease or lease agreements.  Aircraft with head lease expirations before December 31, 2017 will be removed from the Capacity Purchase Agreement and returned to United prior to the head lease expiration.  Upon the expiration of the Capacity Purchase Agreement, ExpressJet is obligated to return the subleased or leased aircraft to United.

Under the terms of the Capacity Purchase Agreement, United agrees to compensate ExpressJet on a monthly basis based on the block hours flown by ExpressJet and the weighted average number of aircraft operated by ExpressJet under the Capacity Purchase Agreement.  Additionally, ExpressJet may earn incentive compensation for good operating performance, but is subject to financial penalties for poor operating performance.  The parties to the Capacity Purchase Agreement make customary representations, warranties and covenants, and the agreement contains other provisions typical of agreements of this kind, including with respect to various operational, marketing and administrative matters.

The foregoing descriptions provide a brief summary of selected provisions of the Capacity Purchase Agreement.  This summary is not complete and is qualified in its entirety by reference to a copy of the Capacity Purchase Agreement.  The Company anticipates that the Capacity Purchase Agreement will be filed as an exhibit to its annual report on Form 10-K for the year ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated: November 13, 2014	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer